UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2012

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 4, 2013, LMI Aerospace, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to announce the completion of its acquisition (the “Acquisition”) of all of the outstanding equity interests of Valent Aerostructures, LLC (“Valent”).  On January 16, 2013, the Company filed Amendment No. 1 to the Original Report to file the restated consolidated financial statements of Valent that were permitted to be filed by amendment to the Original Report.  The Company is filing this Amendment No. 2 (this “Amended Report”) to the Original Report (i) to amend under Items 1.01 and 2.03 of the Original Report, following the recent completion of syndication, the disclosure relating to the credit agreement entered into in connection with the Acquisition, and (ii) to file an amendment to such credit agreement and to other loan documents that were filed as Exhibit 10.1 to the Original Report.

Section 1  –   Registrant’s Business and Operations

Item 1.01.	Entry Into a Material Definitive Agreement.

Amended Credit Agreement

In connection with the completion of the Acquisition, on December 28, 2012 (the “Closing Date”), the Company completed its previously announced refinancing, pursuant to which it entered into a credit agreement among the Company, certain subsidiaries of the Company as guarantors, the lenders party thereto, Royal Bank of Canada, as Administrative Agent, and Wells Fargo Bank, National Association, as Syndication Agent (the “Original Credit Agreement”).  The Original Credit Agreement provided for senior secured credit facilities in an aggregate principal amount of up to $300.0 million comprising (i) a revolving credit facility of up to $75.0 million (the “Revolving Facility”) and (ii) a term loan facility of $225.0 million (the “Term Loan Facility”).  The Revolving Facility matures on the fifth anniversary of the Closing Date and the Term Loan Facility matures on the sixth anniversary of the Closing Date.

On February 5, 2013, the Company completed the $350.0 million syndication (the “Syndication”) and entered into Amendment No. 1 to the Original Credit Agreement and to other loan documents (collectively, the “Amended Credit Agreement”).  The Amended Credit Agreement reflects the increase, in connection with the Syndication, of the Revolving Facility to $125 million from the initially-announced figure of $75.0 million.  Under the Amended Credit Agreement, the Term Loan Facility bears interest at a rate per annum equal to, at the option of the Company, LIBOR, adjusted for statutory reserve requirements (“Adjusted LIBOR”), plus 3.50%, compared to the initially-announced margin of Adjusted LIBOR plus 4.75%.  RBC Capital Markets and Wells Fargo Securities, LLC, acted as Joint Lead Arrangers and Joint Book-Runners.  Royal Bank of Canada acted as Administrative Agent, and Wells Fargo Bank, National Association, acted as Syndication Agent.

A copy of the Amended Credit Agreement is filed as Exhibit 10.1 to this Amended Report and is incorporated herein by reference.  Reference is made to Item 1.01 of the Original Report and to the Amended Credit Agreement for a more complete understanding of the Revolving Facility and Term Loan Facility.  The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement.

Section 2  –   Financial Information

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

On February 5, 2013, the Company entered into the Amended Credit Agreement.  Reference is made to Item 1.01 of the Original Report and Item 1.01 of this Amended Report for a complete summary of the Amended Credit Agreement, which is incorporated hereto by such reference.

Section 8  –   Other Events

Item 8.01.	Other Events.

On February 5, 2013, the Company issued a press release announcing the completion of the Syndication (the “Press Release”).  A copy of the Press Release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9  –  Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2013

LMI AEROSPACE, INC.

	By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1
Amendment No. 1 dated as of February 5, 2013, to Credit Agreement and Other Loan Documents dated as of December 28, 2012, among the Company, certain subsidiaries of the Company, the lenders party thereto, Royal Bank of Canada, as Administrative Agent, and Wells Fargo Bank, National Association, as Syndication Agent

99.1	Press Release of the Company, dated February 5, 2013